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                                                                   EXHIBIT 23.02


            CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, file Nos. 333-07625, 333-30831, 333-41523 and 333-46591, of Excite, Inc. of our report dated August 6, 1996, with respect to the financial statements of The McKinley Group, Inc. which do not appear in this Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Jose, California
March 27, 1998